Exhibit 99.1
FOR IMMEDIATE RELEASE
Investor Relations:
Anne Bork
(248) 447-5914
Media:
Andrea Puchalsky
(248) 447-1651
Lear Reports Third-Quarter Results
     Southfield, Mich., October 26, 2005 — Lear Corporation [NYSE: LEA], one of the world’s largest automotive interior systems suppliers, today reported financial results for the third quarter of 2005.
     For the third quarter of 2005, Lear posted net sales of $4.0 billion and a net loss of $750.1 million, or $11.17 per share, including an estimated goodwill impairment charge of $9.98 per share and costs related to restructuring actions and fixed asset impairment charges of $1.09 per share. Excluding the impairment and restructuring charges, Lear would have posted a net loss of $6.4 million, or $0.10 per share. These results compare to net sales of $3.9 billion and net income of $91.7 million, or $1.26 per share, for the third quarter of 2004. A reconciliation of net loss excluding impairment and restructuring charges to net loss as determined by generally accepted accounting principles is provided in the supplemental data pages.
     The increase in net sales from the prior year reflects the addition of new business globally, largely offset by lower production on high-content Lear platforms in North America. Operating performance was down sharply, reflecting the adverse platform mix in North America, as key Lear models changed over and production of high-content SUVs and pickups declined, as well as continuing cost pressures throughout the supply chain.
     “At the same time that we are transitioning a significant portion of our North American business, industry conditions continue to be very difficult,” said Bob Rossiter, Lear Chairman and Chief Executive Officer. “In this environment, the Lear team is focused on supporting our customers’ near-term requirements, while we work to aggressively implement cost and operational efficiency actions that will improve our longer-term competitiveness.”
     The global restructuring actions announced earlier this year are being implemented as planned. These actions are intended to improve operational efficiency, reduce excess capacity and reposition the Company for improved competitiveness and future profitability. Lear has implemented aggressive cost reduction initiatives and established its Interior product segment as a stand-alone unit. On October 17th, the Company announced a framework agreement for a joint venture relationship with WL Ross & Co. LLC involving the Company’s Interior product segment.
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     Rossiter continued, “Our first priority is to maintain high quality and service levels while we launch a record number of new product programs. At the same time, we are taking a number of steps to return our Company to profitability and to position our Company for future success.”
     Free cash flow was negative $444.4 million for the third quarter of 2005, reflecting primarily a one-time negative net impact of changes in customer payment terms, as well as higher investment to support new business. (Net cash used in operating activities was $297.3 million. A reconciliation of free cash flow to net cash provided by (used in) operating activities is provided in the supplemental data pages.)
Fourth-Quarter Outlook
     A number of significant uncertainties are impacting the outlook for our financial results for the fourth quarter of 2005. These include instability in the raw material and commodity markets, particularly given the effects of the Gulf Coast storms; continuing distress throughout the supply chain, exacerbated by the unprecedented increases in raw material prices, potential for supply disruptions and other supplier bankruptcies; an uncertain sales and production environment in North America; and the timing and impact of activities surrounding Lear’s Interior product segment. Given this level of uncertainty, Lear does not intend to provide formal financial guidance for the fourth quarter of 2005. However, on a directional basis, the Company expects net income in excess of $0.75 per share, excluding planned restructuring costs of approximately $0.50 per share in the quarter, and positive free cash flow.
     Lear will webcast its third-quarter earnings conference call through the Investor Relations link at www.lear.com at 9:00 a.m. EDT on October 26, 2005. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-706-679-3323 (international). The audio replay will be available two hours following the call at 1-800-642-1687 (domestic) or 1-706-645-9291 (international) and will be available until November 9, 2005, with a Conference I.D. of 8686629.
     Lear Corporation is one of the world’s largest suppliers of automotive interior systems and components. Lear provides complete seat systems, electronic products and electrical distribution systems and other interior products. With annual net sales of $17 billion in 2004, Lear ranks #127 among the Fortune 500. The Company’s world-class products are designed, engineered and manufactured by a diverse team of more than 110,000 employees in 34 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available on the internet at http://www.lear.com.
Use of Non-GAAP Financial Information
     In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout this news release, the Company has provided information regarding “net loss excluding impairment and restructuring charges” and “free cash flow” (each, a non-GAAP financial measure). Free cash flow represents net cash provided by (used in) operating activities before the net change in sold accounts receivable, less capital expenditures. The Company believes it is appropriate to exclude the net change in sold accounts receivable in the calculation of free cash flow since the sale of receivables may be viewed as a substitute for borrowing activity.
     Management believes that net loss excluding impairment and restructuring charges provides meaningful supplemental information regarding the Company’s operating results because the excluded items are not indicative of the Company’s core operating results and may obscure trends useful in evaluating the Company’s continuing operating activities. Further, management believes that net loss excluding impairment and restructuring charges is useful to both management and investors in their analysis of the Company’s results of operations and provides improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting in future periods.
     Neither net loss excluding impairment and restructuring charges nor free cash flow should be considered in isolation or as a substitute for net income (loss), net cash provided by (used in) operating activities or other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.
     For a reconciliation of net loss excluding impairment and restructuring charges to net loss as determined by generally accepted accounting principles and a reconciliation of free cash flow to net cash provided by (used in) operating activities, see the supplemental data pages which, together with this press release, have been posted on the Company’s website through the Investor Relations link at www.lear.com.
Forward-Looking Statements
     This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to general economic conditions in the markets in which the Company operates, including changes in interest rates and fuel prices, fluctuations in the production of vehicles for which the Company is a supplier, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the Company’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions, the outcome of customer pricing negotiations, the impact and timing of program launch costs, the costs and timing of facility closures, business realignment or similar actions, increases in the Company’s warranty or product liability costs, risks associated with conducting business in foreign countries, competitive conditions impacting the Company’s key customers and suppliers, raw material cost and availability, the Company’s ability to mitigate the significant impact of recent increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, unanticipated changes in free cash flow, the finalization of the Company’s restructuring plan, the outcome of various strategic alternatives being evaluated with respect to the Company’s Interior product segment and other risks described from time to time in the Company’s Securities and Exchange Commission filings. In addition, the actual amount of the Interior product segment’s goodwill impairment charge will not be finalized until the fourth quarter of 2005 and may be materially different than the Company’s current estimate as recorded in the third quarter. Finally, the proposed joint venture between the Company and WL Ross & Co. LLC with respect to the Company’s Interior product segment is subject to the negotiation and execution of definitive agreements and other conditions. No assurances can be given that the proposed joint venture will be completed on the terms contemplated or at all.
     The forward-looking statements in this news release are made as of the date hereof, and the Company does not assume any obligation to update them.

Lear Corporation and Subsidiaries
Consolidated Statements of Operations
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	October 1,	October 2,
	2005	2004

Net sales	$3,986.6	$3,897.8

Cost of sales	3,900.2	3,577.6
Selling, general and administrative expenses	142.7	161.1
Goodwill impairment charge	670.0	—
Interest expense	45.1	43.3
Other expense, net	16.4	10.0

Income (loss) before income taxes	(787.8)	105.8
Income tax provision (benefit)	(37.7)	14.1

Net income (loss)	$(750.1)	$91.7

Basic net income (loss) per share	$(11.17)	$1.34

Diluted net income (loss) per share	$(11.17)	$1.26

Weighted average number of shares outstanding — basic	67.1	68.3

Weighted average number of shares outstanding — diluted	67.1	74.5

Lear Corporation and Subsidiaries
Consolidated Statements of Operations
(Unaudited; in millions, except per share amounts)

	Nine Months Ended
	October 1,	October 2,
	2005	2004

Net sales	$12,691.9	$12,673.9

Cost of sales	12,184.8	11,635.2
Selling, general and administrative expenses	484.6	487.5
Goodwill impairment charge	670.0	—
Interest expense	138.1	121.6
Other expense, net	55.5	38.9

Income (loss) before income taxes	(841.1)	390.7
Income tax provision (benefit)	(62.2)	91.5

Net income (loss)	$(778.9)	$299.2

Basic net income (loss) per share	$(11.60)	$4.37

Diluted net income (loss) per share	$(11.60)	$4.08

Weighted average number of shares outstanding — basic	67.2	68.5

Weighted average number of shares outstanding — diluted	67.2	75.0

Lear Corporation and Subsidiaries
Consolidated Balance Sheets
(In millions)

	October 1,	December 31,
	2005	2004
ASSETS	(Unaudited)	(Audited)
Current:
Cash and cash equivalents	$135.4	$584.9
Accounts receivable	2,725.1	2,584.9
Inventories	688.9	621.2
Recoverable customer engineering and tooling	285.6	205.8
Other	327.7	375.2

	4,162.7	4,372.0

Long-Term:
PP&E, net	1,976.4	2,019.8
Goodwill, net	2,294.7	3,039.4
Other	545.8	513.2

	4,816.9	5,572.4

Total Assets	$8,979.6	$9,944.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current:
Short-term borrowings	$42.7	$35.4
Accounts payable and drafts	3,036.6	2,777.6
Accrued liabilities	1,210.4	1,202.1
Current portion of long-term debt	7.6	632.8

	4,297.3	4,647.9

Long-Term:
Long-term debt	2,291.5	1,866.9
Other	632.1	699.5

	2,923.6	2,566.4

Stockholders’ Equity	1,758.7	2,730.1

Total Liabilities and Stockholders’ Equity	$8,979.6	$9,944.4

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except content per vehicle and share data)

	Three Months Ended
	October 1,	October 2,
	2005	2004
Net Sales
North America	$2,222.8	$2,113.3
Europe	1,405.7	1,494.5
Rest of World	358.1	290.0

Total	$3,986.6	$3,897.8

Content Per Vehicle *
North America	$606	$591
Total Europe	$348	$355

Free Cash Flow **
Net cash provided by (used in) operating activities	$(297.3)	$131.9
Net change in sold accounts receivable	(11.9)	—

Net cash provided by (used in) operating activities before net change in sold accounts receivable	(309.2)	131.9
Capital expenditures	(135.2)	(91.1)

Free cash flow	$(444.4)	$40.8

Depreciation	$98.3	$86.8

	Three Months Ended
	October 1, 2005
		Net Loss
	Net Loss	Per Share
Net loss excluding impairment and restructuring charges **
Net loss and net loss per share, as reported	$(750.1)	$(11.17)

Goodwill impairment charge, net of tax	670.0	9.98
Costs related to restructuring actions and fixed asset impairment charges, net of tax	73.7	1.09

Net loss and net loss per share excluding impairment and restructuring charges	$(6.4)	$(0.10)

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except content per vehicle and share data)

	Nine Months Ended
	October 1,	October 2,
	2005	2004
Net Sales
North America	$6,757.4	$6,986.6
Europe	4,978.6	4,922.1
Rest of World	955.9	765.2

Total	$12,691.9	$12,673.9

Content Per Vehicle *
North America	$572	$582
Total Europe	$355	$345

Free Cash Flow **
Net cash provided by operating activities	$228.8	$444.0
Net change in sold accounts receivable	(279.2)	70.4

Net cash provided by (used in) operating activities before net change in sold accounts receivable	(50.4)	514.4
Capital expenditures	(414.3)	(283.7)

Free cash flow	$(464.7)	$230.7

Depreciation	$287.4	$256.9

Basic Shares Outstanding at end of quarter	67,168,087	68,208,983

Diluted Shares Outstanding at end of quarter ***	67,168,087	74,398,113

*	Content Per Vehicle for 2004 has been updated to reflect actual production levels.

**	See “Use of Non-GAAP Financial Information” included in this news release.

***	Calculated using stock price at end of quarter. The calculation of diluted shares outstanding as of

October 1, 2005, excludes approximately 4.8 million shares related to outstanding convertible debt,

approximately 3.0 million options and approximately 2.2 million restricted stock and performance units,

as inclusion would have resulted in antidilution in the third quarter and first nine months of 2005.